                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                  FORM 8-K/A

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported) April 7, 1997


                     Cable Design Technologies Corporation
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


       Delaware                   0-22724                    36-3601505
       --------                 (Commission                 (IRS Employer
(State or other jurisdiction    File Number)             Identification  No.)
    of incorporation)
--------------------------------------------------------------------------------
                                Foster Plaza 7
                              661 Andersen Drive
                             Pittsburgh, PA 15220
--------------------------------------------------------------------------------
        (Address of principal executive offices)             (Zip Code)


       Registrant's telephone number, including area code (412) 937-2300
                                                          --------------

                                Not Applicable
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

The undersigned Registrant hereby amends Item 7 of its current report on Form 8-K which was filed with the Securities and Exchange Commission on April 22, 1997, as follows:

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) Financial Statements of business acquired.

          The following consolidated financial statements of Dearborn Wire and Cable L.P. and Subsidiaries ("Dearborn") are filed herewith as Item 7(a):

          i)   See attached Report of Independent Public Accountants.

          ii) See attached Consolidated Balance Sheets of Dearborn as of December 31, 1996 and 1995.

          iii) See attached Consolidated Statements of Income of Dearborn for the years ended December 31, 1996 and 1995.

          iv) See attached Consolidated Statements of Cash Flows of Dearborn for the years ended December 31, 1996 and 1995.

          v)   See attached notes to Dearborn Consolidated Financial Statements.

     (b) Pro forma financial information.

            i) Pro forma Condensed Consolidated Statement of Income of the
               Registrant for the six months ended January 31, 1997, giving effect on a pro forma basis to the acquisition of Dearborn.

           ii) Pro forma Condensed Consolidated Statement of Income of the Registrant for the year ended July 31, 1996, giving effect on a pro forma basis to the acquisition of Dearborn.

          iii) Pro forma Condensed Consolidated Balance Sheet of the Registrant as of January 31, 1997, giving effect on a pro forma basis to the acquisition of Dearborn.


     (c)  Exhibits.

         *10.1 Asset Purchase Agreement, dated March 31, 1997, between Cable
               Design Technologies Inc., Dearborn/CDT, Inc., Dearborn West/CDT, Inc. and Thermax/CDT, Inc. and Dearborn Wire and Cable L.P., Dearborn West L.P. and Thermax Wire, L.P.

          ______________________________
          *Previously filed.

                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              Cable Design Technologies Corporation



                              By:   /s/ Kenneth O. Hale
                                    -----------------------------------------
                              Name:      Kenneth O. Hale
                              Title:     Vice President, Chief Financial Officer
                                         and Secretary



Dated:  June 10, 1997

                         DEARBORN WIRE AND CABLE L.P.
                               AND SUBSIDIARIES

                       CONSOLIDATED FINANCIAL STATEMENTS
                       AS OF DECEMBER 31, 1996 AND 1995
                        TOGETHER WITH AUDITORS' REPORT

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of
Dearborn Wire and Cable L.P.:

We have audited the accompanying consolidated balance sheets of DEARBORN WIRE AND CABLE L.P. AND SUBSIDIARIES as of December 31, 1996 and 1995, and the related consolidated statements of income and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dearborn Wire and Cable L.P. and Subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.


ARTHUR ANDERSEN LLP



Chicago, Illinois
April 15, 1997

                 DEARBORN WIRE AND CABLE L.P. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                               ASSETS                                    1996         1995
------------------------------------------------------------------    -----------  -----------
CURRENT ASSETS:

Cash and cash equivalents                                             $ 5,301,290  $ 3,100,871
Receivables, less allowance for doubtful accounts of $294,000 and      11,168,533   10,105,284
 $251,000 for 1996 and 1995, respectively
Inventories (Note 1)                                                   17,310,066   17,823,258
Prepaid expenses                                                          481,327      297,846
                                                                    -------------  -----------
  Total current assets                                                 34,261,216   31,327,259
                                                                    -------------  -----------
PROPERTY, PLANT AND EQUIPMENT:

Land                                                                      475,891      475,891
Buildings                                                               2,735,970    2,735,970
Leasehold improvements                                                  2,948,602      294,659
Machinery and equipment                                                 8,335,014    7,606,089
Office furniture and equipment                                          1,927,583    1,510,718
Vehicles                                                                   98,528       84,326
Construction in progress                                                   97,077    1,162,099
                                                                     ------------   ----------
                                                                       16,618,665   13,869,752
Less - Accumulated depreciation                                         8,630,643    7,570,733
                                                                    -------------  -----------
  Property, plant and equipment, net                                    7,988,022    6,299,019
                                                                    -------------  -----------
OTHER ASSETS:
                                                                    -------------  -----------
Intangible                                                              2,793,207    2,793,207
Other                                                                      65,085       85,536
                                                                    -------------  -----------
  Total other assets                                                    2,858,292    2,878,743
                                                                    -------------  -----------
                                                                      $45,107,530  $40,505,021
                                                                    =============  ===========
               LIABILITIES AND PARTNERSHIP EQUITY
------------------------------------------------------------------
CURRENT LIABILITIES:

Current portion of long-term debt                                     $   275,000  $   255,000
Accounts payable and accrued expenses                                  10,149,245    9,864,855
                                                                     ------------   ----------
  Total current liabilities                                            10,424,245   10,119,855
                                                                    -------------  -----------
LONG-TERM DEBT, less current portion shown above                          620,000      895,000
                                                                    -------------  -----------
DEFERRED COMPENSATION                                                     168,038      151,873
                                                                    -------------  -----------
EXCESS OF ACQUIRED NET ASSETS OVER COST, net of
 accumulated amortization of $289,256 and $204,596 at December 31,
 1996 and 1995, respectively                                              134,073      218,733
                                                                    -------------  -----------
MINORITY INTEREST IN SUBSIDIARIES                                         732,203      561,386
                                                                    -------------  -----------
PARTNERSHIP EQUITY                                                     33,028,971   28,558,174
                                                                    -------------  -----------
                                                                      $45,107,530  $40,505,021
                                                                    =============  ===========

      The accompanying notes are an integral part of these balance sheets.

                 DEARBORN WIRE AND CABLE L.P. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                           1996          1995
                                                     -------------   -----------
NET SALES                                              $87,910,760   $83,718,078
                                                     -------------    ----------
OPERATING EXPENSES:
Cost of materials                                       46,625,453    43,977,254
Warehouse and manufacturing                             16,705,103    15,335,239
Selling                                                  5,465,456     5,027,163
General and administrative                               7,375,819     6,854,058
                                                     -------------    ----------
  Total operating expenses                              76,171,831    71,193,714
                                                     -------------    ----------
    Operating income                                    11,738,929    12,524,364
                                                     -------------    ----------
OTHER INCOME (EXPENSE):
Interest income                                            167,392       168,778
Interest expense                                           (68,186)     (139,002)
Minority interest in income of subsidiaries               (314,825)     (200,622)
Professional fees relating to nonoperating activity       (485,152)     (496,096)
Miscellaneous                                              104,615       (34,975)
                                                     -------------    ----------
  Other expense, net                                      (596,156)     (701,917)
                                                     -------------    ----------
NET INCOME BEFORE TAXES                                 11,142,773    11,822,447
PROVISION FOR STATE INCOME TAXES                           216,921        94,809
                                                     -------------    ----------
NET INCOME FOR THE YEAR                                 10,925,852    11,727,638
PARTNERSHIP EQUITY, beginning of year                   28,558,174    22,069,153
DISTRIBUTIONS (Note 9)                                  (6,455,055)   (5,238,617)
                                                     -------------   -----------
PARTNERSHIP EQUITY, end of year                        $33,028,971   $28,558,174
                                                     =============   ===========

        The accompanying notes are an integral part of these statements.

                 DEARBORN WIRE AND CABLE L.P. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                             1996          1995
                                                                         -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income for the year                                                  $10,925,852   $11,727,638
Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization                                            1,027,426       685,058
  Minority interest in income of subsidiaries                                314,825       200,622
  Change in operating assets and liabilities:
       Increase in receivables                                            (1,063,246)     (879,946)
       Decrease (increase) in inventories                                    513,193    (2,724,391)
       Increase in prepaid expenses                                         (183,481)      (48,035)
       Increase in accounts payable and accrued expenses                     284,390     1,525,773
       Increase in deferred compensation                                      16,165        20,235
                                                                       -------------    ----------
         Net cash provided by operating activities                        11,835,124    10,506,954
                                                                       -------------    ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment                                (2,780,642)   (2,919,091)
Investment in joint venture                                                        -       (51,725)
                                                                       -------------    ----------
       Net cash used in investing activities                              (2,780,642)   (2,970,816)
                                                                       -------------    ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on notes payable                                                          -    (2,000,000)
Payments on long-term debt                                                  (255,000)     (235,000)
Distributions to partners                                                 (6,455,055)   (5,238,617)
Distributions to minority interest in subsidiaries                          (144,008)     (106,342)
                                                                       -------------    ----------
       Net cash used in financing activities                              (6,854,063)   (7,579,959)
                                                                       -------------    ----------
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS                                                               2,200,419       (43,821)

CASH AND CASH EQUIVALENTS, beginning of year                               3,100,871     3,144,692
                                                                       -------------   -----------
CASH AND CASH EQUIVALENTS, end of year                                   $ 5,301,290   $ 3,100,871
                                                                       =============   ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:
Cash paid during the year for interest                                   $    69,491   $   140,196
Cash paid during the year for state income taxes                             171,740       130,520
                                                                       =============   ===========

        The accompanying notes are an integral part of these statements.

                 DEARBORN WIRE AND CABLE L.P. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


1. BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Dearborn Wire and Cable L.P. and Subsidiaries (the Partnership) consists of four divisions which are operated in the Chicago, Illinois, area as separate trades within the Partnership as follows:

  Dearborn Wire and Cable (DWC) is primarily engaged in the manufacture of wire and cable extrusions and the distribution of wire.

  American Electronic Wire is a distributor of primarily surplus wire and cable.

  Kerrigan Lewis Electronics is engaged in the manufacture of customer-specified assemblies used primarily in the electronics industry.

  Kerrigan Lewis Wire Products is engaged in the manufacture of litz wire and cable.

Dearborn West L.P. (West) is a 81.5%-owned subsidiary of the Partnership. West is located in California and is engaged in the distribution of wire.

Thermax Wire L.P. (Thermax) is a 99%-owned subsidiary of the Partnership. Thermax has three locations - Whitestone, New York; Northridge, California; and Nogales, Mexico; and is engaged in the manufacture and distribution of high temperature electronic specialty wire.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Partnership and its subsidiaries. All significant intercompany balances and transactions have been eliminated in the consolidation.

CASH AND CASH EQUIVALENTS

For purposes of reporting cash flows, cash and cash equivalents include cash on hand and funds held in short-term investments with a maturity of three months or less.

INVENTORIES

The DWC division, West and Thermax determine inventory costs utilizing the last-in, first-out ("LIFO") method of accounting for inventories. All other divisions determine inventory costs utilizing the first-in, first-out ("FIFO") method of accounting for inventories.

The components of inventories as of December 31, 1996 and 1995, are as follows:

                                      1996          1995
                                  -----------   -----------
Inventories valued using FIFO     $ 3,909,458   $ 5,378,406
                                  -----------   -----------
Inventories valued using LIFO:
  At FIFO cost                     14,304,574    14,278,965

Less-Reduction to LIFO cost          (903,966)   (1,834,113)
                                  -----------   -----------
  LIFO inventories                 13,400,608    12,444,852
                                  -----------   -----------
Total inventories                 $17,310,066   $17,823,258
                                  ===========   ===========
Inventory composition:
  Raw materials                   $ 5,118,695   $ 5,277,418

  Work in process                   1,672,585     1,890,651

  Finished goods                   10,518,786    10,655,189
                                  -----------   -----------
                                  $17,310,066   $17,823,258
                                  ===========   ===========

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are stated at cost. Depreciation is provided over the estimated useful lives of the respective assets using a combination of accelerated and straight-line methods. The estimated useful lives are as follows:

       ASSET DESCRIPTION            ASSET LIFE
       -----------------            ----------
Buildings                         10 to 35 years
Leasehold improvements            5 to 31.5 years
Machinery and equipment            5 to 8 years
Office furniture and equipment     3 to 8 years
Vehicles                           3 to 5 years

Depreciation expense included in the consolidated statements of income was approximately $1,092,000 and $749,000 for the years ended December 31, 1996 and 1995, respectively.

INTANGIBLE

The intangible asset represents the excess of cost over the fair value of net assets of one of the divisions at the date that division was acquired (which was prior to November 1, 1970). the excess is not being amortized against operations. In management's opinion, this intangible asset is considered to have continuing value over an indefinite period of time.

EXCESS OF ACQUIRED NET ASSETS OVER COST

In 1993, the Partnership acquired assets and assumed liabilities related to Thermax. The excess of the fair market value of net assets purchased over acquisition cost of approximately $423,000 is being amortized as a credit to income on a straight-line basis over five years from the date of acquisition.

LONG-LIVED ASSETS

The Company continually evaluates whether circumstances have occurred that indicate the remaining useful life of its long-lived assets may warrant revision or that the remaining balance of such assets may not be recoverable. When factors indicate that such assets should be evaluated for possible impairment, the Company uses an estimate of the related business segment's undiscounted cash flows over the remaining life of the asset in measuring whether the asset is recoverable.

MANAGEMENT'S USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates.

2.  RELATED-PARTY TRANSACTIONS

AFFILIATED COMPANIES

During 1996 and 1995, the Partnership transacted business with Cable Technology, Inc. (Cable Technology). Certain partners of the Partnership are among the owners of Cable Technology. Purchases from this related party were approximately $874,000 and $955,000 for the years ended December 31, 1996 and 1995, respectively.

The Partnership was the guarantor of two obligations incurred by affiliated companies totaling approximately $2,107,000 and $2,223,000 at December 31, 1996 and 1995, respectively.

In June of 1992, the Partnership entered into a lease agreement with an affiliated company that expires on May 31, 1997. Rent payments to the affiliated company for the years ended December 31, 1996 and 1995, were approximately $243,000 per year.

3. DEBT

Long-term debt consists of a note payable to the Village of Wheeling, Illinois, under an industrial revenue bond arrangement and bears interest at approximately
5.94% at   December 31, 1996 and 1995.  The note was paid in full on April 7,
1997, the date of acquisition (see Note 13).

A guaranty agreement relating to these notes contains restrictive covenants regarding minimum Partnership equity and working capital requirements and limitations on payments of distributions to partners, among other things. At December 31, 1996, the Partnership was in compliance with or had received waivers for all covenants.

4. INCOME TAXES

The income of the Partnership will be included with that of each partner for income tax purposes. The Partnership is responsible only for certain state income taxes.

5.  401(K) PLAN

The Partnership sponsors a 401(k) defined contribution plan covering substantially all employees. A portion of compensation deferred by nonunion employees is matched by the Partnership, subject to certain vesting provisions. Partnership contributions to the plan totaled approximately $166,000 and $167,000 for the years ended December 31, 1996, and 1995, respectively.

6.  EMPLOYMENT AGREEMENTS

Under agreements dated June 1, 1992, between the Partnership and two of its partners, the Partnership agreed to compensate these partners, who are active participants in the operation of the business, at a fixed annual salary plus a bonus equal to a percentage of the Partnership's net income as defined in the agreements. This compensation is included in general and administrative expenses in the determination of net income.

The Partnership also has deferred compensation arrangements with certain employees. Amounts earned each year vest ratably over periods ranging from three to five years. Such amounts are paid out over periods ranging from three to six years. Amounts are fully expensed in the year earned. Included in accounts payable and accrued expenses is the portion of deferred compensation to be paid in the next year.

7. MINORITY INTEREST IN SUBSIDIARY

As of December 31, 1996 and 1995, the minority interest in subsidiary is offset by a long-term note receivable of approximately $128,500 due from one of the West limited partners and demand notes of approximately $23,500 due from the West general partners.

8. SIGNIFICANT CUSTOMER

The Partnership had one nonaffiliated customer who provided approximately 13% and 16% of net sales for the year ended December 31, 1996 and 1995, respectively.

9. PARTNERSHIP DISTRIBUTIONS

Partnership distributions include preferential payments to a partner which are not guaranteed by the Partnership, as defined in the Partnership agreement. Preferential distributions paid for the years ended December 31, 1996 and 1995, were $200,000 and $150,000, respectively. Subsequent to year-end, preferential payments of $100,000 were made to the above partner and additional payments of approximately $3,532,000 were distributed to all partners.

10. LEASE COMMITMENTS

The Partnership leases certain property and equipment from unaffiliated companies under various operating leases. The leases expire at various dates through September 1999. Rent expense charged to operations relating to all unaffiliated operating leases for the year ended December 31, 1996, was approximately $675,000.

  The future minimum lease payments are as follows:

                   1997    $290,070
                   1998     220,869
                   1999      65,652
                   2000       9,972
                   2001       5,140
                           --------
                           $591,703
                           ========

11. RECLASSIFICATION

Certain 1995 balances have been reclassed to conform with 1996 presentation.

12. CONTINGENCIES

From time to time, the Company is subject to litigation proceedings resulting from the conduct of its business. In the opinion of management, the ultimate disposition of such matters discussed above will not have a materially adverse effect on the financial position of the Company.

13. SUBSEQUENT EVENT

Effective at the opening of business on April 7, 1997, Cable Design Technologies, Inc. (CDT) acquired substantially all of the net assets of Dearborn Wire and Cable L.P.

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION


The following Pro Forma Condensed Consolidated Financial Statements are based on the historical financial statements of Cable Design Technologies Corporation (the "Company") and of Dearborn Wire and Cable L.P. and Subsidiaries ("Dearborn"), adjusted to give effect to the acquisition of Dearborn by the Company.

The unaudited pro forma condensed consolidated statements of income for the year ended July 31, 1996, and the six months ended January 31, 1997, assume that such event had occurred on August 1, 1995. The unaudited pro forma condensed balance sheet gives effect to the acquisition of Dearborn by the Company as if the event had occurred on January 31, 1997.

The pro forma financial information reflects the purchase method of accounting for the acquisition of Dearborn and, accordingly, is based on estimated purchase accounting adjustments that are subject to further revision upon completion of any appraisals or other studies of the fair value of Dearborn's assets and liabilities. Final purchase accounting adjustments will differ from the pro forma adjustments presented herein and described in the accompanying notes due to the results of operation of Dearborn from December 31, 1996, to the date of the closing, April 7, 1997.

The pro forma financial information does not purport to present what the Company's results of operations would actually have been if the acquisition of Dearborn had occurred on the assumed dates, as specified above, or to project the Company's financial condition or results of operations for any future period.

The Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the audited consolidated financial statements of the Company and the related notes thereto which are included in the Company's Annual Report on Form 10-K for its fiscal year ended July 31, 1996, the Company's Current Report on Form 8-K dated April 22, 1997, (each as filed with the Securities and Exchange Commission) and the audited financial statements of Dearborn that are filed herewith as item 7(a).

              CABLE DESIGN TECHNOLOGIES CORPORATION AND SUBSIDIARIES
             PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                       SIX MONTHS ENDED JANUARY 31, 1997
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                   ACQUISITION       PRO FORMA
                                                  HISTORICAL       HISTORICAL       PRO FORMA         RESULTS
                                                     CDT            DEARBORN       ADJUSTMENTS     CONSOLIDATED
                                                 (UNAUDITED)       (UNAUDITED)     (UNAUDITED)      (UNAUDITED)
                                                     (a)               (b)
Net Sales                                          $   229,928          $43,600                    $   273,528
Cost of Sales                                          159,961           31,414      (291)(c)          191,649
                                                                                      465 (d)
                                                                                      100 (e)
                                             -----------------   --------------   -----------      -----------
  Gross Profit                                          69,967           12,186      (274)              81,879
Selling, general and administrative
 expenses                                               42,181            6,769      (122)(f)           49,633

                                                                                      805 (g)
                                             -----------------   --------------   -----------      -----------
  Income from operations                                27,786            5,417      (957)              32,246
Interest (income) expense, net                           2,143              (66)    2,473 (h)            4,550
Minority interest                                                           145      (145)(i)              ---
Other (income) expense, net                                140               (3)                           137
                                             -----------------   --------------   -----------      -----------
Income before income taxes                              25,503            5,341    (3,285)              27,559
Income tax provision                                     9,425              104       760 (j)           10,289
                                             -----------------   --------------   -----------      -----------
Net income                                         $    16,078          $ 5,237   $(4,045)         $    17,270
                                             =================   ==============   ===========      ===========

Net income per share of common stock                     $0.78                                           $0.84
                                             =================   ==============   ===========      ===========
Weighted average number of common
 shares and equivalents                             20,533,427                     50,218 (k)       20,583,645
                                             =================   ==============   ===========      ===========

             CABLE DESIGN TECHNOLOGIES CORPORATION AND SUBSIDIARIES
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                       SIX MONTHS ENDED JANUARY 31, 1997

(a) The historical financial results of CDT represent the six month period ending January 31, 1997.
(b) The financial results of Dearborn represent the six month period ending December 31, 1996.
(c) This pro forma adjustment represents a reduction to annual depreciation expense based on the estimated fair values and remaining lives of the fixed assets.
(d) This pro forma adjustment represents the increase to cost of sales for the period assuming the FIFO valuation of inventory methodology was adopted upon the assumed effective date of the transaction. The Company intends to adopt the Fifo method of inventory valuation as of the acquisition date.
(e) This pro forma adjustment represents the estimated cost of maintaining quality assurance under ISO 9002 programs.
(f) This pro forma adjustment represents reversal of non-recurring legal expenses.
(g) This pro forma adjustment represents the net adjustment to amortization expense based on the estimated value of goodwill and other intangibles, amortized over a period of 35 years and 7 years, respectively.
(h) This pro forma adjustment represents additional interest related to acquisition debt.
(i) This pro forma adjustment represents the reversal of minority interest in the income of subsidiaries.
(j) This pro forma adjustment represents tax on historical Dearborn results and the net impact on tax expense as a result of the above pro forma adjustments.
(k) This pro forma adjustment represents CDT shares purchased by certain of the selling parties under the provisions of the asset purchase agreement.

              CABLE DESIGN TECHNOLOGIES CORPORATION AND SUBSIDIARIES
             PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                            YEAR ENDED JULY 31, 1996
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                    ACQUISITION             PRO FORMA
                                 HISTORICAL          HISTORICAL      PRO FORMA               RESULTS
                                    CDT               DEARBORN      ADJUSTMENTS           CONSOLIDATED
                                                     (UNAUDITED)    (UNAUDITED)            (UNAUDITED)
                                    (a)                  (a)                                   (k)
Net Sales                         $   357,352             $87,417                        $   444,769
Cost of Sales                         245,533              62,564        (373)(b)            308,411
                                                                          487 (c)
                                                                          200 (d)
                               --------------        ------------   -------------        -----------
  Gross Profit                        111,819              24,853        (314)               136,358
Selling, general and
 administrative expenses               63,562              13,144        (733)(e)             77,583

                                                                        1,610 (f)
Non-recurring charges                  16,730                                                 16,730
                               --------------        ------------   -------------        -----------
  Income from operations               31,527              11,709      (1,191)                42,045
Interest (income) expense, net          5,362                 (76)      5,379 (g)             10,665
Minority interest                                             248        (248)(h)                ---
Other expense, net                        271                 108                                379
                               --------------        ------------   -------------        -----------
Income before income taxes
  and extraordinary items              25,894              11,429      (6,322)                31,001
Income tax provision                   10,013                 158       1,987 (i)             12,158
                               --------------        ------------   -------------        -----------
Income before extraordinary
  items                                15,881              11,271      (8,309)                18,843

Extraordinary loss on
 early extinguishment of
 debt                                     596                                                    596
                               --------------        ------------   -------------        -----------
  Net income                      $    15,285             $11,271     $(8,309)           $    18,247
                               ==============        ============   =============        ===========

Income per share of common
 stock:
  Income before
   extraordinary items                  $0.85                                                  $1.01

  Extraordinary loss                    (0.03)                                                 (0.03)
                               --------------        ------------   ------------          ----------
Net income                              $0.82                                                  $0.98
                               ==============        ============   ============          ==========
Weighted average number of
 common shares and
 equivalents                       18,626,792                          50,218 (j)         18,677,010
                               ==============        ============   =============         ==========

             CABLE DESIGN TECHNOLOGIES CORPORATION AND SUBSIDIARIES
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                           YEAR ENDED JULY 31, 1996

(a) The historical financial results represent the twelve month periods ending July 31, 1996, for CDT and ending June 30, 1996, for Dearborn.
(b) This pro forma adjustment represents a reduction to annual depreciation expense based on the estimated fair values and remaining estimated lives of the fixed assets.
(c) This pro forma adjustment represents the increase to cost of sales for the period assuming the FIFO valuation of inventory methodology was adopted upon the assumed effective date of the transaction. The Company intends to adopt the Fifo method of inventory valuation as of the acquisition date.
(d) This pro forma adjustment represents the estimated cost of maintaining quality assurance under ISO 9002 programs.
(e) This pro forma adjustment represents the reversal of non-recurring legal expenses.
(f) This pro forma adjustment represents the net adjustment to amortization expense based on the estimated value of goodwill and other intangibles, amortized over a period of 35 years and 7 years, respectively.
(g) This pro forma adjustment represents additional interest related to acquisition debt.
(h) This pro forma adjustment represents the reversal of minority interest in the income of subsidiaries.
(i) This pro forma adjustment represents tax on historical Dearborn results and the net impact on tax expense as a result of the above pro forma adjustments.
(j) This pro forma adjustment represents CDT shares purchased by certain of the selling parties under the provisions of the asset purchase agreement.
(k) Pro forma results consolidated presented below represent the effect of certain transactions that occurred during Fiscal 1996: the Offering and the acquisitions of NORDX/CDT and Raydex/CDT, excluding the effect of nonrecurring and extraordinary charges, as previously described and disclosed in the Company's July 31, 1996 Annual Report and Form 10-K. These adjustments are being made to reflect these transactions as if they had occurred as of August 1, 1995 to include the effect of such transactions on a full twelve month's basis.

                                          (Pro forma unaudited)
                                                 Year ended
                                              July 31, 1996
                                          ----------------------
                                          (Dollars in thousands)

     Net Sales                                  $550,332

     Income before extraordinary items            32,173

     Net income                                   32,173

     Net income per common share                $   1.58

              CABLE DESIGN TECHNOLOGIES CORPORATION AND SUBSIDIARIES
                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                JANUARY 31, 1997
                             (DOLLARS IN THOUSANDS)

                                                                              ACQUISITION      PRO FORMA
                                                   HISTORICAL   HISTORICAL     PRO FORMA        RESULTS
                                                      CDT        DEARBORN     ADJUSTMENTS    CONSOLIDATED
                                                  (UNAUDITED)                 (UNAUDITED)     (UNAUDITED)
                                                      (a)           (b)
ASSETS
Current Assets:
Cash and cash equivalents                            $ 14,268      $ 5,301   $ (8,000)(c)      $ 11,569
Accounts receivable, net of allowance                  92,611       11,169                      103,780
Inventories                                           104,334       17,310        904 (d)       122,548
Other current assets                                    7,333          481                        7,814
                                                -------------   ----------   ------------      --------
  Total current assets                                218,546       34,261     (7,096)          245,711
Property, plant and equipment, net                     94,357        7,988      1,942 (e)       104,287
Intangible assets                                       4,274                   3,000 (f)         7,274
Goodwill, net of amortization                          16,126        2,793     (2,793)(g)        51,591
                                                                               35,465 (f)
Other assets                                            1,211           65                        1,276
                                                -------------   ----------   ------------      --------
Total assets                                         $334,514      $45,107   $ 30,518          $410,139
LIABILITIES
Current maturities of long-term debt                 $  8,403      $   275   $   (275)(h)      $  8,403
Accounts payable                                       34,000        6,251                       40,251
Other accrued liabilities                              22,758        3,898     (1,350)(h)        25,869
                                                                                  563 (i)
                                                -------------   ----------   ------------      --------
Total current liabilities                              65,161       10,424     (1,062)           74,523
Long-term debt                                         75,405          620       (620)(h)        75,405
                                                                               66,095 (c)        66,095
Other                                                   5,653          302       (134)(j)         5,821
Deferred income taxes                                   5,643                                     5,643
                                                -------------  -----------   ------------      --------
Total liabilities                                     151,862       11,346     64,279           227,487
MINORITY INTEREST IN SUBSIDIARIES                                      732       (732)(h)           ---
STOCKHOLDERS' EQUITY
Preferred stock                                           ---                                       ---
Common stock                                              184                                       184
Paid in capital                                       154,683                                   154,683
Deferred compensation                                    (174)                                     (174)
Retained earnings                                      28,262                                    28,262
Partnership equity                                                  33,029    (33,029)(k)           ---
Currency translation adjustment                          (303)                                     (303)
                                                --------------  ----------   ------------      --------
Total stockholders' equity                            182,652       33,029    (33,029)          182,652
Total liabilities and stockholders' equity           $334,514      $45,107   $ 30,518          $410,139
                                                ==============  ==========   ============      ========

             CABLE DESIGN TECHNOLOGIES CORPORATION AND SUBSIDIARIES
            NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               JANUARY 31, 1997

(a)  The historical balance sheet of CDT is as of January 31, 1997.
(b)  The historical balance sheet of Dearborn is as of December 31, 1996
(c) This pro forma adjustment records the cash payment and acquisition debt to finance the purchase of Dearborn.
(d) This pro forma adjustment reflects a change in accounting principle from the LIFO to the FIFO method of inventory valuation, which the Company intends to adopt as of the acquisition date.
(e) This pro forma adjustment represents the adjustment of property, plant and equipment to their estimated fair values.
(f) This pro forma adjustment represents the recording of estimated goodwill and intangibles based on the net assets acquired and the consideration paid.
(g) This pro forma adjustment represents the elimination of historical Dearborn goodwill.
(h) This pro forma adjustment reflects the elimination of Dearborn liabilities not assumed in the transaction; in accordance with the purchase agreement.
(i) This pro forma adjustment reflects the estimated acquisition costs incurred to consummate the transaction.
(j) This pro forma adjustment represents the elimination of historical Dearborn negative goodwill.
(k) This pro forma adjustment reflects the elimination of the acquired net equity of Dearborn.